                                                                     EXHIBIT 4.9
                               MAY 1998 AGREEMENT
                                 IN RESPECT OF
                        AGREEMENT OF LIMITED PARTNERSHIP

                CLIFFWOOD ACQUISITION - 1996 LIMITED PARTNERSHIP


         THIS MAY AGREEMENT IN RESPECT OF AGREEMENT OF LIMITED PARTNERSHIP is made and entered into this 4th day of May, 1998, by and among Cliffwood Oil & Gas Corp., a Texas corporation, EnCap Equity 1996 Limited Partnership, a Texas limited partnership, and Energy Capital Investment Company PLC, an English investment company.

                                   RECITALS:

         A. Cliffwood Energy Company, a California corporation ("CEG"), and the Limited Partners have heretofore executed and delivered that certain Agreement of Limited Partnership dated as of September 27, 1996, establishing Cliffwood Acquisition - 1996 Limited Partnership the " PARTNERSHIP AGREEMENT").

         B. CEG has heretofore assigned its interest as a general partner in the Partnership to the General Partner and the General Partner has been admitted to the Partnership as a substitute general partner in place of CEG.

         C. The General Partner, on behalf of the Partnership, proposes to execute and deliver that certain Acquisition and Distribution Agreement dated as of even date herewith (the "A&D AGREEMENT"), by and between the Partnership, Texoil, Inc. ("TEXOIL"), and the General Partner (in its separate corporate capacity). Under the terms of the A&D Agreement, the Partnership would (x) make an in-kind distribution to the General Partner of the General Partner's interest in the Properties (which, for purposes hereof, shall constitute 10% of the Partnership's interest in the Properties) and (y) sell to Texoil the Partnership's entire interest in the Properties less the interest described in clause (x) above (with the Partnership being directed by Texoil to transfer and assign the interest described in this clause (y) to the General Partner).

         D. The parties hereto desire to enter into this Agreement for the purpose of (i) authorizing the execution and delivery by the General Partner of the Purchase Agreement on behalf of the Partnership and authorizing the consummation by the Partnership of the Transaction and (ii) setting forth their agreement with respect to (x) the manner in which the cash and shares of stock received by the Partnership under the A&D Agreement will be shared by the parties and (iii) the conduct of the Partnership's affairs after the consummation of the Transaction and (y) certain other matters affecting the Partnership.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants and agreements contained herein and in the Partnership Agreement, the parties hereto do hereby agree as follows:

         SECTION 1.       DEFINED TERMS, REFERENCES AND CONSTRUCTION.

         (a) When used in this Agreement, the following terms shall have the respective meanings assigned to them below in this subsection (a) or in the sections, subsections or other subdivisions referred to below in this subsection (a):

                 "A&D AGREEMENT" shall have the meaning assigned to it in Paragraph B of the Recitals.

                 "AGREEMENT" shall mean this May 1998 Agreement in Respect of Agreement of Limited Partnership.

                 "CASH PORTION" shall have the meaning assigned to it in the A&D Agreement.

                 "CLOSING" shall have the meaning assigned to it in the A&D Agreement.

                 "CONVEYANCING DOCUMENTS" shall mean (i) the Assignment and Bill of Sale, substantially in the form attached to the A&D Agreement in all material respects, and (ii) the other documents and instruments to executed and delivered at the Closing in connection with the sale, assignment and transfer of the Properties and related obligations, substantially in the form previously furnished to the Limited Partners and its counsel in all material respects.

                 "PARTNERSHIP AGREEMENT" shall have the meaning assigned to it in Paragraph A of the Recitals.

                 "PURCHASE SHARES" shall have the meaning assigned to it in the A&D Agreement.

                 "PURCHASED PORTION" shall have the meaning assigned to it in the A&D Agreement.

                 "TEXOIL" shall have the meaning assigned to it in Paragraph B of the Recitals.

                 "TRANSACTION" shall mean the transaction contemplated under the A&D Agreement.

         (b) All other terms not otherwise defined herein shall have the respective meanings assigned to them in the Partnership Agreement.

         (c) All references in this Agreement to sections, subsections and other subdivisions refer to corresponding sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The word "includes" and its derivatives means "includes, but is not limited to" and corresponding derivative expressions.

         SECTION 2. AUTHORIZATION OF THE EXECUTION AND DELIVERY OF THE A&D AGREEMENT; AUTHORIZATION OF THE CONSUMMATION OF THE TRANSACTION UNDER THE A&D AGREEMENT.

         (a) Notwithstanding Section 6.2(d) or anything else in the Partnership Agreement to the contrary (and in reliance on the representation and warranty of the General Partner set forth in Section 9(a)(vii)), the Limited Partners hereby consent to and approve the execution and delivery of the A&D Agreement by the General Partner on behalf of the Partnership.

         (b) Subject to the terms hereof, the Limited Partners hereby consent to and approve the consummation by the Partnership of the Transaction and agree that the General Partner shall have the power and authority to cause the Partnership to consummate the Transaction (including the power and authority to execute and deliver the Conveyancing Documents).

         (c) The Limited Partners agree to transfer and assign to Texoil the instruments described in Section 9.14(c) of the A&D Agreement (provided that Texoil performs its obligations under the A&D Agreement, including Section
9.13 thereof).

         (d) Pursuant to Section 9.13 of the A&D Agreement, the General Partner agrees that it will request that Texoil issue stock certificates representing the Purchase Shares in the names of the Limited Partners, with each Limited Partner receiving the number of Purchase Shares set forth opposite its name in Section 3.

         (e) Promptly after the Closing, the General Partner agrees to provide the Limited Partners with a complete set of all the documents and other instruments executed by the General Partner and Texoil at the Closing.

         SECTION 3. ALLOCATIONS AND DISTRIBUTIONS ATTRIBUTABLE TO THE PURCHASED PORTION. Notwithstanding anything in the Partnership Agreement to the contrary (including Article IV thereof), (a) all revenues of the Partnership relating to the Purchased Portion (including for this purpose the Purchase Shares), as well as all related items of Partnership income, gain and amount realized for Federal income tax purposes shall be allocated 100% to the Limited

Partners (and, as between the Limited Partners, in the percentages set forth in Section 4.5 of the Partnership Agreement) and (b) immediately (i) after the Closing, the Partnership will distribute solely to the Limited Partners the Cash Portion, and (ii) after the issuance to the Partnership of the Purchase Shares under the A&D Agreement, the Partnership will solely distribute to the Limited Partners such Purchase Shares, as follows:

         Limited Partner            Cash               Purchase Shares
         ---------------          ----------           ---------------
         EnCap LP                 $3,348,750               673,500

         Energy PLC               $1,116,250               224,500

         SECTION 4. CERTAIN RESTRICTIONS. Without limiting Section 6.2(d) or any other provision of the Partnership Agreement or this Agreement, it is hereby agreed that the General Partner shall not do, perform or authorize any of the following without the prior written consent of the Limited Partners:

         (a) alter, supplement, modify or amend the A&D Agreement in any material respect, waive any of the Partnership's rights or any of Texoil's or the General Partner's duties and obligations thereunder in any material respect, or make any material election, determination or agreement thereunder; or

         (b) alter, supplement, modify or amend any Conveyance Document in any material respect, waive any of the Partnership's rights or any of Texoil's or the General Partner's duties and obligations thereunder in any material respect, or make any material election, determination or agreement thereunder.

         SECTION 5. AGREEMENT REGARDING THE CONTINUED EXISTENCE OF THE PARTNERSHIP.

         (a) Notwithstanding Section 10.1(d) of the Partnership Agreement or anything else therein or in the Act to the contrary, the parties hereto agree that the Partnership shall not dissolve upon the consummation of the Transaction and that the Partnership shall continue to exist and conduct business.

         (b) Without limiting subsection (a) above, the parties hereto agree that immediately after the consummation of the Transaction, the parties hereto shall execute and deliver an amended and restated agreement of limited partnership to govern the Partnership in a form mutually acceptable to them, which shall be conclusively evidenced by their execution and delivery thereof; provided, that the terms and provisions of this Agreement shall not be superseded by the execution and delivery by the parties of any such agreement.

         SECTION 6. EFFECTIVENESS OF AGREEMENT; APPROVALS. This Agreement shall be expressly conditioned upon and effective if, and only if, the Transaction is consummated.

         SECTION 7.       REPRESENTATIONS AND WARRANTIES.

         (a) The General Partner represents and warrants to the Limited Partners as follows:

                 (i) The General Partner is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

                 (ii) The General Partner has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                 (iii) The execution, delivery and performance by the General Partner of this Agreement has been duly and validly authorized by all requisite corporate action.

                 (iv) The execution, delivery and performance by the General Partner of this Agreement is within its corporate powers and will not (A) be in contravention of or violate any provisions of its applicable charter or other governing documents, as amended to the date hereof, or (B) be in contravention of or result in any breach or constitute a default under any applicable law, rule, regulation, judgment, license, permit or order or any loan, note or other agreement or instrument to which the General Partner is a party or by which it or any of its properties are bound.

                 (v) When delivered to the Limited Partners, this Agreement will have been duly and validly executed and will be binding upon the General Partner and enforceable in accordance with the terms hereof, except as limited by bankruptcy, insolvency or similar law of general application relating to the enforcement of creditors' rights.

                 (vi) No consent, approval, authorization or order of any court or governmental agency or authority or of any third party which has not been obtained is required in connection with the execution, delivery and performance by the General Partner of this Agreement.

                 (vii) The General Partner has furnished the Limited Partners with a true, correct and complete copy of the A&D Agreement and related documents.

                 (viii) All Partnership debts and liabilities have been paid in full or adequate provision has been made therefor.

         (b) Each Limited Partner represents and warrants to the General Partner as follows:

                 (i) It is duly organized and validly existing under the laws of the jurisdiction of its formation.

                 (ii) It has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

                 (iii) The execution, delivery and performance of this Agreement are within its powers and do not (A) contravene or violate any provisions of its charter or other governing documents, as amended to the date hereof, or (B) contravene or result in any breach of or constitute a default under any applicable law, rule or regulation or any loan, note or other agreement or instrument to which it is a party or by which it or any of its properties are bound.

                 (iv) When delivered to the General Partner, this Agreement will be duly and validly executed by such Limited Partner and will be binding upon it in accordance with the terms hereof, except as limited by bankruptcy, insolvency or similar law of general application relating to the enforcement of creditors' rights.

         (c) All representations, warranties and covenants made by the General Partner or the Limited Partners in this Agreement or any other document contemplated thereby or hereby shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement or such other document, regardless of any investigation made by or on behalf of any such party.

         SECTION 8. RATIFICATION. The Partnership Agreement, to the extent amended by this Agreement, is hereby ratified and confirmed.

         SECTION 9. COUNTERPARTS. This Agreement shall be executed in multiple counterparts, with each such counterpart constituting an original, and all of such counterparts constituting but one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.


                                            GENERAL PARTNER:

                                            CLIFFWOOD OIL & GAS CORP.

                                            By:   /s/ Frank A. Lodzinski
                                                  ------------------------------
                                                  Frank A. Lodzinski,  President





         SIGNATURE PAGE--MAY 1998 AGREEMENT IN RESPECT OF AGREEMENT OF LIMITED PARTNERSHIP OF CLIFFWOOD ACQUISITION - 1996 LIMITED PARTNERSHIP.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.

                                                LIMITED PARTNER:

                                                ENERGY CAPITAL INVESTMENT
                                                COMPANY PLC

                                                By:   /s/ Gary R. Petersen
                                                      --------------------------
                                                      Gary R. Petersen, Director





         SIGNATURE PAGE--MAY 1998 AGREEMENT IN RESPECT OF AGREEMENT OF LIMITED PARTNERSHIP OF CLIFFWOOD ACQUISITION - 1996 LIMITED PARTNERSHIP.

         IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.

                                                 LIMITED PARTNER:

                                                 ENCAP EQUITY 1996 LIMITED
                                                 PARTNERSHIP

                                                 By:  ENCAP INVESTMENTS L.C.

                                                 By:  /s/ Robert L. Zorich
                                                      --------------------------
                                                      Robert L. Zorich, Managing
                                                      Director





         SIGNATURE PAGE--MAY 1998 AGREEMENT IN RESPECT OF AGREEMENT OF LIMITED PARTNERSHIP OF CLIFFWOOD ACQUISITION - 1996 LIMITED PARTNERSHIP.